Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230

The RMR Group Inc. Announces Fourth Quarter 2020 Results
Net Income Attributable to The RMR Group Inc. of $0.38 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.39 Per Diluted Share
_____________________________________________________________________________
Newton, MA (November 20, 2020). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended September 30, 2020.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the fourth quarter fiscal 2020 results:
“In the fiscal fourth quarter, we generated net income of $14.4 million, Adjusted EBITDA of $20.8 million and an Adjusted EBITDA Margin of 48.8%. The sequential quarter increases of 6.1% and 170 basis points in Adjusted EBITDA and Adjusted EBITDA Margin, respectively, were primarily driven by an increase in management services revenues, as the majority of our Managed Equity REITs realized increases in fee paying assets under management, and the implementation of targeted cost containment measures.
Despite the challenges presented by the ongoing pandemic, we believe our Client Companies have sufficient resources to weather near-term challenges. More specifically, at our Managed Equity REITs, rent collections remained strong, rent relief requests are declining and leasing activity is improving. As a result, we believe our Client Companies are well-capitalized and, in some cases, are well positioned to be opportunistic in the near term.
We remain focused on assessing opportunities to grow our private capital assets under management, both organically and through possible external acquisitions. To this end, we recently announced the closing of our inaugural private capital investment vehicle with a large, top tier global sovereign wealth fund. The vehicle has initial investments of $680 million in industrial and logistics properties throughout the U.S., and we expect this investment vehicle may substantially grow in the future. We hope that this new private capital investment vehicle marks the beginning of a new line of business for RMR of managing large amounts of private capital on behalf of institutional clients for investments in core real estate assets. We also ended the fiscal year with $369.7 million of cash and continue to have no debt.”
Fourth Quarter Fiscal 2020 Highlights:
•As of September 30, 2020, The RMR Group LLC had $32.3 billion of gross assets under management compared to gross assets under management of $32.9 billion as of September 30,

2019. Fee paying assets under management were $20.6 billion on September 30, 2020 compared to $26.0 billion on September 30, 2019.
•Total management and advisory services revenues for the quarter ended September 30, 2020, were $40.2 million, compared to $45.2 million for the quarter ended September 30, 2019.
•The RMR Group LLC’s assets under management and management services revenues by source are as follows (dollars in thousands):

	Gross	Fee Paying	Management Services
	AUM	AUM	Revenues
As of or for the Three Months Ended September 30, 2020
Managed Equity REITs (1)	$29,318,014	$17,830,148	$32,705	82.7%
Managed Operators (2)	1,939,100	1,939,100	5,676	14.4%
Other	1,019,040	830,116	1,164	2.9%
Total	$32,276,154	$20,599,364	$39,545	100.0%

As of or for the Three Months Ended September 30, 2019
Managed Equity REITs (1)	$30,102,924	$23,279,051	$36,342	82.0%
Managed Operators (2)	1,909,164	1,909,164	6,624	14.9%
Other	912,408	790,746	1,380	3.1%
Total	$32,924,496	$25,978,961	$44,346	100.0%
(1)    Managed Equity REITs for the periods presented includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC).
(2)    Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
•For the three months ended September 30, 2020, net income was $14.4 million and net income attributable to The RMR Group Inc. was $6.2 million, or $0.38 per diluted share, compared to net income of $18.9 million and net income attributable to The RMR Group Inc. of $8.4 million, or $0.51 per diluted share, for the three months ended September 30, 2019.
•For the three months ended September 30, 2020, adjusted net income attributable to The RMR Group Inc. was $6.4 million, or $0.39 per diluted share, compared to $9.6 million, or $0.59 per diluted share, for the three months ended September 30, 2019. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.6 million, or $0.03 per diluted share, related to certain compensation adjustments, net of reimbursements, and $0.5 million, or $0.03 per diluted share, of separation costs, partially offset by $0.8 million, or $0.05 per diluted share, of unrealized gains on an equity method investment accounted for under the fair value option.
•For the three months ended September 30, 2020, Adjusted EBITDA was $20.8 million, Operating Margin was 34.6% and Adjusted EBITDA Margin was 48.8%, compared to Adjusted EBITDA of $28.6 million, Operating Margin of 46.1% and Adjusted EBITDA Margin of 60.2% for the three months ended September 30, 2019.
•As of September 30, 2020, The RMR Group Inc. had $369.7 million in cash and cash equivalents with no outstanding debt obligations. Cash and cash equivalents as of September 30, 2020 reflect the payment of annual cash bonuses to officers and employees during the fiscal fourth quarter.
Reconciliations to GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The

RMR Group Inc., the GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA as well as calculations of Operating Margin and Adjusted EBITDA Margin for each of the three months ended September 30, 2020 and 2019 are presented later in this press release.
Assets Under Management:
The calculation of gross assets under management, or gross AUM, primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company (until its dissolution on February 13, 2020) and the RMR Office Property Fund LP (until its dissolution on July 28, 2020) and the managed assets of RMR Mortgage Trust and Tremont Mortgage Trust. This calculation of gross AUM may include amounts that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements.
The calculation of fee paying assets under management, or fee paying AUM, refers to the fact that base business management fees payable to The RMR Group LLC by the Managed Equity REITs are calculated monthly based upon the lower of the average historical cost of each entity's real estate assets and its average market capitalization. Management fees payable to The RMR Group LLC by other client companies are generally calculated as a percentage of revenues earned, average daily managed assets, equity, net asset value or total premiums paid under active insurance policies in accordance with the applicable management agreement.
All references in this press release to assets under management on, or as of, a date are calculated at a point in time.
For additional information on the calculation of assets under management for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
At 10:00 a.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2020 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, November 27, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10148135.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal fourth quarter ended

September 30, 2020 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset manager that primarily provides management services to publicly traded REITs and real estate operating companies. As of September 30, 2020, The RMR Group LLC had $32.3 billion of assets under management, including over 2,100 properties, and employed over 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had approximately 42,500 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2020	2019	2020	2019
Revenues:
Management services (1)	$39,545	$44,346	$168,766	$178,075
Incentive business management fees	—	—	—	120,094
Advisory services	659	824	2,911	3,169
Total management and advisory services revenues	40,204	45,170	171,677	301,338
Reimbursable compensation and benefits	17,179	16,622	57,256	57,490
Other client company reimbursable expenses	92,720	97,452	360,572	354,540
Total reimbursable costs	109,899	114,074	417,828	412,030
Total revenues	150,103	159,244	589,505	713,368

Expenses:
Compensation and benefits	31,498	29,006	121,386	114,529
Equity based compensation (2)	4,645	4,691	7,828	9,040
Separation costs	1,236	—	1,881	7,050
Total compensation and benefits expense	37,379	33,697	131,095	130,619
General and administrative	5,836	6,594	26,514	28,706
Other client company reimbursable expenses	92,720	97,452	360,572	354,540
Transaction and acquisition related costs	22	425	1,618	698
Depreciation and amortization	237	255	968	1,017
Total expenses	136,194	138,423	520,767	515,580
Operating income	13,909	20,821	68,738	197,788
Interest and other income	349	2,368	4,451	8,770
Impairment loss on Tremont Mortgage Trust investment	—	—	—	(6,213)
Equity in earnings of investees	508	401	1,545	719
Unrealized gain (loss) on equity method investment accounted for under the fair value option	2,235	(1,722)	3,151	(4,700)
Income before income tax expense	17,001	21,868	77,885	196,364
Income tax expense	(2,608)	(2,985)	(11,552)	(27,320)
Net income	14,393	18,883	66,333	169,044
Net income attributable to noncontrolling interest	(8,235)	(10,529)	(37,541)	(94,464)
Net income attributable to The RMR Group Inc.	$6,158	$8,354	$28,792	$74,580

Weighted average common shares outstanding - basic (3)	16,214	16,149	16,194	16,132
Weighted average common shares outstanding - diluted (3)	16,214	16,149	31,194	16,143

Net income attributable to The RMR Group Inc. per common share - basic (3)	$0.38	$0.51	$1.77	$4.59
Net income attributable to The RMR Group Inc. per common share - diluted (3)	$0.38	$0.51	$1.75	$4.59

See Notes beginning on page 6.

The RMR Group Inc.
Notes to Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)    Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of September 30, 2020 and 2019, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of September 30,
REIT	Primary Strategy	2020	2019
DHC	Medical office and life science properties, senior living communities and wellness centers	$4,381,749	$5,889,907
ILPT	Industrial and logistics properties	2,613,338	2,530,811
OPI	Office properties primarily leased to single tenants, including the government	3,244,624	4,074,202
SVC	Hotels and net lease service and necessity-based retail properties	7,590,437	10,784,131
		$17,830,148	$23,279,051
(a)    The basis on which base business management fees are calculated for the three months ended September 30, 2020 and 2019 may differ from the basis at the end of the periods presented in the table above. As of September 30, 2020, the market capitalization was lower than the historical costs of assets under management for DHC, OPI and SVC. The historical costs of assets under management for DHC, OPI and SVC as of September 30, 2020, were $8,486,147, $5,755,652 and $12,462,877, respectively. For ILPT, the historical costs of assets under management were lower than its market capitalization of $2,805,113 as of September 30, 2020.
(2)    Equity based compensation expense for the three months ended September 30, 2020 consists of $1,127 related to shares granted by The RMR Group Inc. to certain of its officers and employees and $3,518 related to Client Companies' shares granted to certain of The RMR Group Inc.’s officers and employees.
Equity based compensation related to shares granted by Client Companies is based on the fair value as of the grant date for those shares that have vested, with subsequent changes in the fair value of the unvested grants being recognized over the requisite service periods.
Equity based compensation related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. During the three months ended September 30, 2020, The RMR Group Inc. granted 93,700 shares to certain of its officers and employees. As of September 30, 2020, The RMR Group Inc. had 143,990 unvested shares outstanding which are scheduled to vest as follows:

	Number of	Weighted Average
Year	Shares Vesting	Grant Date Fair Value
2021	50,560	$49.74
2022	41,930	$49.47
2023	32,760	$36.72
2024	18,740	$29.79

The RMR Group Inc.
Notes to Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(3)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. The calculation of basic and diluted EPS is as follows:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2020	2019	2020	2019
Numerators:
Net income attributable to The RMR Group Inc.	$6,158	$8,354	$28,792	$74,580
Income attributable to unvested participating securities	(43)	(50)	(209)	(482)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	6,115	8,304	28,583	74,098
Effect of dilutive securities:
Add back: net income attributable to noncontrolling interest	—	—	37,541	—
Add back: income tax expense	—	—	11,552	—
Income tax expense at enacted tax rates assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares	—	—	(23,183)	—
Net income attributable to The RMR Group Inc. used in calculating diluted EPS	$6,115	$8,304	$54,493	$74,098

Denominators:
Weighted average common shares outstanding - basic	16,214	16,149	16,194	16,132
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	—	—	15,000	—
Incremental unvested shares	—	—	—	11
Weighted average common shares outstanding - diluted	16,214	16,149	31,194	16,143

Net income attributable to The RMR Group Inc. per common share - basic	$0.38	$0.51	$1.77	$4.59
Net income attributable to The RMR Group Inc. per common share - diluted	$0.38	$0.51	$1.75	$4.59
(a)    For the fiscal year ended September 30, 2020, the assumed redemption of the noncontrolling interest’s Class A Units for Class A Common Shares is dilutive to EPS. For the three months ended September 30, 2020 and the three months and fiscal year ended September 30, 2019, such redemption is not reflected in diluted EPS as the assumed redemption would be anti-dilutive.

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended September 30, 2020 and 2019 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s consolidated statements of income.

	Three Months Ended September 30, 2020
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$6,158	$0.38
Unrealized gain on equity method investment accounted for under the fair value option (1)	(824)	(0.05)
Certain compensation adjustments, net of reimbursements (2)	557	0.03
Separation costs (3)	455	0.03
Transaction and acquisition related costs (4)	8	—
Adjusted net income attributable to The RMR Group Inc.	$6,354	$0.39
(1)    Includes $2,235 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.
(2)    Includes $1,511 of certain compensation adjustments related to annual bonus estimates, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.
(3)    Includes $1,236 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.
(4)    Includes $22 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.

	Three Months Ended September 30, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,354	$0.51
Unrealized loss on equity method investment accounted for under the fair value option (1)	662	0.04
Certain compensation adjustments, net of reimbursements (2)	371	0.03
Transaction and acquisition related costs (3)	163	0.01
Adjusted net income attributable to The RMR Group Inc.	$9,550	$0.59
(1)    Includes $1,722 in unrealized losses on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.7%.
(2)    Includes $966 of certain compensation adjustments related to annual bonus estimates, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.7%.
(3)    Includes $425 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.7%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin and Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2020	2019	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$14,393	$18,883	$66,333	$169,044
Income tax expense	2,608	2,985	11,552	27,320
Depreciation and amortization	237	255	968	1,017
EBITDA	17,238	22,123	78,853	197,381
Other asset amortization	2,354	2,354	9,416	9,416
Operating expenses paid in the form of The RMR Group Inc.'s common shares	1,127	1,183	3,480	3,363
Separation costs	1,236	—	1,881	7,050
Transaction and acquisition related costs	22	425	1,618	698
Straight line office rent	30	—	154	—
Impairment loss on Tremont Mortgage Trust investment	—	—	—	6,213
Unrealized (gain) loss on equity method investment accounted for under the fair value option	(2,235)	1,722	(3,151)	4,700
Equity in earnings of investees	(508)	(401)	(1,545)	(719)
Certain compensation adjustments, net of reimbursements	1,511	966	—	—
Incentive business management fees earned	—	—	—	(120,094)
Certain other net adjustments	—	225	(13)	384
Adjusted EBITDA	$20,775	$28,597	$90,693	$108,392

Calculation of Operating Margin:
Total management and advisory services revenues	$40,204	$45,170	$171,677	$301,338
Operating income	$13,909	$20,821	$68,738	$197,788
Operating Margin	34.6%	46.1%	40.0%	65.6%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$42,558	$47,524	$181,093	$190,660
Adjusted EBITDA	$20,775	$28,597	$90,693	$108,392
Adjusted EBITDA Margin	48.8%	60.2%	50.1%	56.9%
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended September 30, 2020 and 2019, or $9,416 for each of the fiscal years ended September 30, 2020 and 2019, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 that The RMR Group Inc. recognized under GAAP during the fiscal year ended September 30, 2019, which were earned for the calendar year 2018.

The RMR Group Inc.
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$369,663	$358,448
Due from related parties	82,605	93,521
Prepaid and other current assets	3,877	5,848
Total current assets	456,145	457,817

Property and equipment, net	2,299	2,383
Due from related parties, net of current portion	7,764	9,238
Equity method investment	7,467	6,658
Equity method investment accounted for under the fair value option	12,152	3,682
Goodwill	1,859	1,859
Intangible assets, net of amortization	277	323
Operating lease right of use assets	34,663	—
Deferred tax asset	23,900	25,729
Other assets, net of amortization	143,727	153,143
Total assets	$690,253	$660,832

Liabilities and Equity
Current liabilities:
Other client company reimbursable expenses	$56,079	$65,909
Accounts payable and accrued expenses	16,984	20,266
Operating lease liabilities	4,407	—
Employer compensation liability	4,298	4,814
Total current liabilities	81,768	90,989

Deferred rent payable, net of current portion	—	1,620
Operating lease liabilities, net of current portion	32,030	—
Amounts due pursuant to tax receivable agreement, net of current portion	27,789	29,950
Employer compensation liability, net of current portion	7,764	9,238
Total liabilities	149,351	131,797

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,395,641 and 15,302,710 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	106,622	103,360
Retained earnings	286,249	257,457
Cumulative common distributions	(96,983)	(72,194)
Total shareholders’ equity	295,919	288,654
Noncontrolling interest	244,983	240,381
Total equity	540,902	529,035
Total liabilities and equity	$690,253	$660,832

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that in the fiscal fourth quarter, The RMR Group Inc. generated net income of $14.4 million, Adjusted EBITDA of $20.8 million and an Adjusted EBITDA Margin of 48.8%. He also states that the sequential quarter increases of 6.1% and 170 basis points in Adjusted EBITDA and Adjusted EBITDA Margin, respectively, were primarily driven by an increase in management services revenues, as the majority of the Managed Equity REITs realized increases in fee paying assets under management, and the implementation of targeted cost containment measures. These statements may imply that The RMR Group Inc.’s Adjusted EBITDA Margin and revenue may continue to increase in future periods and that The RMR Group Inc. may continue to benefit from increased management services revenue. However, The RMR Group Inc.’s business is subject to various risks, including risks outside its control. Further, the impact and duration of the COVID-19 pandemic is not known and the current difficult economic conditions may continue and could deteriorate further and such adverse conditions may continue for a prolonged period. Accordingly, The RMR Group Inc.’s fee paying assets under management and management services revenues may not grow in future periods and could decline;
•Mr. Portnoy also states that, despite the challenges presented by the COVID-19 pandemic, The RMR Group Inc. believes its Client Companies have sufficient resources to weather near-term challenges. He also states that specifically, at the Managed Equity REITs, rent collections remained strong, rent relief requests are declining and leasing activity is improving. Mr. Portnoy further states that, as a result, The RMR Group Inc. believes its Client Companies are well-capitalized, and in some cases, are well positioned to be opportunistic in the near term. These statements may imply that tenant rent collections and tenant relief requests will continue at current levels or improve and that tenant requests for rent relief will further decline. However, tenant rent collections may decline and tenant rent relief requests may increase in the future, particularly if the COVID-19 pandemic does not abate and economic conditions do not sufficiently and sustainably improve. In addition, these tenants may be unable to repay those amounts when due. Further, these and other tenants of the Client Companies may be unable to pay other rent amounts and they may default on those payments or the Client Companies may grant them relief, any of which may reduce or delay the fees The RMR Group Inc. earns. In addition, the Client Companies may not identify opportunities for growth and any opportunities that they do pursue may not be successful; and
•Mr. Portnoy states that The RMR Group Inc. remains focused on assessing opportunities to grow its private capital assets under management, both organically and through possible external acquisitions. Mr. Portnoy also states that The RMR Group Inc. recently announced the closing of its inaugural private capital investment vehicle with a large, top tier global sovereign wealth fund. The vehicle has initial investments of $680 million in industrial and logistics properties throughout the U.S., and The RMR Group Inc. expects this investment vehicle may substantially grow in the future. Mr. Portnoy also states that he hopes that this new private capital investment vehicle marks the beginning of a new line of business for The RMR Group Inc. of managing large amounts of private capital on behalf of institutional clients for investments in core real estate assets. These statements may imply that The RMR Group Inc. will be successful in pursuing strategic opportunities, whether internal or external, for future growth, and that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result. However, The RMR Group Inc. may not identify growth opportunities it wishes to pursue and any growth opportunities it may pursue, including the recently announced closing of The RMR Group Inc.’s inaugural private capital investment vehicle, may not be successful and may not result in The RMR Group Inc. improving its operating performance or its financial results or realizing the returns it expects, and The RMR Group Inc. may realize losses as a result.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
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